April 22, 2024

Northern Lights Variable Trust

225 Pictoria Drive, Suite 450

Cincinnati, OH 45246

Re:       Northern Lights Variable Trust, File Nos. 333-131820 and 811-21853

Dear SEC Staff:

A legal opinion (the “Legal Opinion”) that we prepared was filed with Post-Effective Amendment No. 263 to the Northern Lights Variable Trust Registration Statement. We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 279 under the Securities Act of 1933 and consent to all references to us in the Amendment.

Very truly yours,

/s/Thompson Hine LLP

THOMPSON HINE LLP